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                                                            Exhibits 5 and 23(b)
                             Charles R. Morgan, Esq.
                 Vice President, General Counsel and Secretary
                      Chiquita Brands International, Inc.
                             250 East Fifth Street
                             Cincinnati, Ohio 45202



                                        January  21, 1994


Chiquita Brands International, Inc.
250 East Fifth Street
Cincinnati, Ohio  45202

Dear Sirs:

         I have acted as counsel to Chiquita Brands International, Inc. ("Chiquita") in connection with a Registration Statement on Form S-3, filed with the Securities and Exchange Commission on January 21, 1994 (the "Registration Statement"), registering an aggregate of $300,000,000 of Debt Securities, Preferred Stock and Common Stock (collectively, the "Securities") which may be issued and sold by Chiquita pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Act"). The Registration Statement also constitutes Post-Effective Amendment No. 1 to a Registration Statement on Form S-3 (No. 33-43946) previously filed by the Company and declared effective on November 22, 1991. Pursuant to Rule 429 of the rules and regulations of the Commission under the Act, the prospectus contained in the Registration Statement is a combined prospectus that also relates to an additional $100,000,000 of Securities unsold under such Registration Statement (No. 33-43946).

         In connection with my opinion set forth below, I have examined such records and documents and have made such investigations of law and fact as I have deemed necessary.

         Based upon the foregoing, it is my opinion that the issuance by the Company of the Securities has been duly authorized by Chiquita and, in the case of an issuance of Debt Securities, when the Indenture relating to the Senior Debt Securities or the Subordinated Debt Securities, as the case may be, substantially in the form attached to the Registration Statement, as amended or modified at such time, has been duly executed and delivered and, in the case of any issuance of Securities, when the terms of each specific issuance of Securities have been approved and authorized, and when the Securities of each issuance have been duly executed by Chiquita and authenticated as required by the terms of those particular Securities, and duly paid for and delivered pursuant to a sale in the manner described in the Registration Statement, including the prospectus and any prospectus supplement relating to such issuance, (i) the Debt Securities will be duly authorized and will be valid and binding obligations of Chiquita enforceable in accordance with, and subject to, their terms and the terms of the applicable Indenture and (ii) the equity Securities will be duly and validly issued, fully paid and non-assessable.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement.


                                        Very truly yours,



                                        /s/ Charles R. Morgan